     As filed with the Securities and Exchange Commission on July 24, 1998.
                                                   Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 S3 INCORPORATED
             (Exact name of registrant as specified in its charter)


                Delaware                                77-0204341
     ----------------------------------        -----------------------------
      (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)               Identification No.)

      2801 Mission College Boulevard
          Santa Clara, California                        95052
     ----------------------------------        -----------------------------
         (Address of Principal                        (Zip Code)
          Executive Offices)

                          1993 Employee Stock Purchase Plan
                  --------------------------------------------------
                              (Full title of the plan)

                                                           Copy to:
           TERRY N. HOLDT                            JORGE A. DEL CALVO
   President and Chief Executive Officer              KAREN A. DEMPSEY
             S3 Incorporated                    Pillsbury Madison & Sutro LLP
     2801 Mission College Boulevard                     P.O. Box 7880
      Santa Clara, California 95052                San Francisco, CA 94120
            (408) 980-5400                             (415) 983-1000
   -------------------------------------       ------------------------------
      (Name, address and telephone
       number, including area code,
          of agent for service)


                         CALCULATION OF REGISTRATION FEE


     Title of                      Amount                 Proposed Maximum              Proposed                    Amount of
   Securities To                    To Be                  Offering Price           Maximum Aggregate             Registration
   Be Registered                Registered(1)               per Share(2)            Offering Price(1)                  Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock                      1,400,000                     $5.02                  $7,028,000                   $2,073.26
----------------------------------------------------------------------------------------------------------------------------------
Rights to purchase
Preferred Stock(3)                1,400,000                      N/A                       N/A                         N/A
----------------------------------------------------------------------------------------------------------------------------------
Total Registration
 Fee                                 N/A                         N/A                       N/A                      $2,073.26
----------------------------------------------------------------------------------------------------------------------------------


(1)        Calculated pursuant to General Instruction E on Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market on July 20, 1998.

(3) Associated with the Common Stock are Rights to purchase Preferred Stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

                                -----------------


           The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
-------------------------------------------------------------------------------

                        INFORMATION REQUIRED PURSUANT TO
                        --------------------------------
                        GENERAL INSTRUCTION E TO FORM S-8
                        ---------------------------------


General Instruction E Information

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

         The Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on June 28, 1993 and November 13, 1996, File Nos. 33-82280 and 333-16067 respectively, are hereby incorporated by reference.


Incorporation of Documents by Reference

         The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         (1) The Registrant's Annual Report on Form 10-K (File No. 0-21126) for the fiscal year ended December 31, 1997, which contains, among other things, the consolidated financial statements of Registrant and certain supplementary data for the fiscal year ended December 31, 1997 together with the report thereon of Deloitte & Touche LLP, independent auditors.

         (2)      The Registrant's Quarterly Report on Form 10-Q (File
No. 0-21126) for the quarter ended March 31, 1998 and the Registrant's Current Reports on Form 8-K filed January 2, 1998, January 28, 1998, April 7, 1998 and April 17, 1998.

         (3) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A, filed on January 21, 1993.

         In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


                                INDEX TO EXHIBITS
                                -----------------

Exhibit
-------
Number                              Exhibit
------                              -------

 5.1              Opinion regarding legality of securities to be offered.

23.1              Independent Auditors' Consent.

23.2              Consent of Pillsbury Madison & Sutro LLP (included in
                  Exhibit 5.1).

                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on July 24, 1998.

                                S3 INCORPORATED



                                By        /s/ TERRY N. HOLDT
                                   --------------------------------------
                                             Terry N. Holdt
                                             President and
                                         Chief Executive Officer
                                      (Principal Executive Officer)


                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry N. Holdt and Walter D. Amaral, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


        Signature                                     Title                                 Date
        ---------                                     -----                                 ----



       /s/ TERRY N. HOLDT                  President, Chief Executive Officer          July 24, 1998
-----------------------------------        (Principal Executive Officer) and
           Terry N. Holdt                  Director



      /s/ WALTER D. AMARAL                 Senior Vice President and Chief Finan-      July 24, 1998
-----------------------------------          cial Officer (Principal Financial
          Walter D. Amaral                 Officer and Principal Accounting
                                           Officer)



     /s/ RONALD T. YARA                    Director                                    July 24, 1998
-----------------------------------
         Ronald T. Yara



     /s/ CARMELO J. SANTORO, Ph.D.         Director                                    July 24, 1998
-----------------------------------
         Carmelo J. Santoro, Ph.D.


                                       -3-




   /s/ JOHN C. COLLIGAN                   Director                                     July 24, 1998
----------------------------------
       John C. Colligan



   /s/ ROBERT P. LEE, Ph.D.               Director                                     July 24, 1998
  --------------------------------
      Robert P. Lee, Ph.D.


                                INDEX TO EXHIBITS
                                -----------------


Exhibit
-------
Number                              Exhibit
------                              -------


 5.1              Opinion regarding legality of securities to be offered.

23.1              Independent Auditors' Consent.

23.2              Consent of Pillsbury Madison & Sutro LLP (included in
                  Exhibit 5.1).


                                       -5-